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                                                                   EXHIBIT 10.13



                                 AMENDMENT NO. 3
               TO THE LICENSE AND RESEARCH COLLABORATION AGREEMENT
                        BY AND BETWEEN GERON CORPORATION
                         AND KYOWA HAKKO KOGYO CO., LTD.

        THIS AMENDMENT NO. 3 ("Amendment No. 3") to that certain License and Research Collaboration Agreement dated April 24, 1995 (the "KH Agreement"), as amended by Amendment No. 1 thereto dated July 15, 1995 ("Amendment No. 1") and Amendment No. 2 thereto dated March 23, 1997 ("Amendment No. 2") is made as of 24 January, 2000 (the "Effective Date"), by and between Geron Corporation, a Delaware corporation having its principal place of business at 230 Constitution Drive, Menlo Park, CA 94025 USA ("Geron"), and Kyowa Hakko Kogyo Co., Ltd., a Japan corporation having its principal place of business at 1-6-1 Ohtemachi, Chiyoda-ku, Tokyo, Japan ("Kyowa Hakko"). Unless otherwise expressly set forth herein, all capitalized terms shall have the same meaning as set forth in the KH Agreement, as amended.

                                    RECITALS

        WHEREAS, Geron and Kyowa Hakko entered into the KH Agreement to discover and develop inhibitors of telomerase for the treatment of cancer in humans for sale by Kyowa Hakko in the Asian Territory and by Geron or its licensees in the rest of the world;

        WHEREAS, Geron and Kyowa Hakko have previously amended the KH Agreement as set forth in Amendment No. 1 and Amendment No. 2;

        WHEREAS, Geron and Kyowa Hakko now desire to further amend the KH Agreement in accordance with this Amendment No. 3, to extend the Research Term and to provide for a Selection Period, as defined herein, and to modify certain payment obligations of Kyowa Hakko under the KH Agreement.

                                    ARTICLE I
                                    RESEARCH

1.1 Research Term. The Research Term of the KH Agreement is hereby extended to the first to occur of (i) termination of the KH Agreement by either party under
Article 16 of the KH Agreement or (ii) March 23, 2001 (the fourth (4th) anniversary of the effective date of the P&U Agreement).

1.2 Selection of Compounds for Development. Section 3.5 of the KH Agreement is amended to provide that the period from March 23, 2001 to March 23, 2002 (the "Selection Period") shall be used to select, in accordance with Section 3.5 of the KH Agreement, a Back-Up Compound for commercial development. The term "Back-Up Compound," as used herein, shall mean an alternative compound to be commercially developed pursuant to Article 4 of the KH Agreement. The JRC established under Section 3.3 of the KH Agreement shall remain in existence until the expiration of the Selection Period.

                                   ARTICLE II
                                RESEARCH PAYMENTS

2.1 Research Payments. In consideration of the research to be performed by Geron during the Research Term, as extended hereby, and establishment of the Selection Period, and subject to offsets to the milestone payments due by Kyowa Hakko as provided in Section 3.1 hereof, Kyowa Hakko shall pay the following additional Research Payments to Geron:

        (a) Two million United States dollars (US$2,000,000) in cash due on April 1, 2000; and


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        (b) Two million United States dollars (US$2,000,000) in cash due on
April 1, 2001.

                                   ARTICLE III
                                   MILESTONES

3.1 Milestone Payments. Section 10.1 of the KH Agreement is amended solely as necessary to offset the milestone payments due by Kyowa Hakko by an amount equal to the Research Payments made to Geron under Section 2.1 hereof. Accordingly, the aggregate total of the amended milestone payments due by Kyowa Hakko under
Section 10.1 of the KH Agreement shall be seven and one-half million United States dollars (US$7,500,000), to be paid as follows:

        (a) Subject to Section 4.5 of the KH Agreement, two million United States dollars (US$2,000,000) in cash due upon the filing of an IND for a Product in Japan, such payment to be in exchange for pre-clinical data prepared by Geron for such IND application;

        (b) Two million United States dollars (US$2,000,000) in cash due upon completion of Phase II clinical studies (or substantially comparable studies) for a Product in Japan, such payment to be in exchange for clinical data prepared by Geron during such Phase II clinical studies (or substantially comparable studies);

        (c) Three and one-half million United States dollars (US$3,500,000) in cash due upon the final marketing approval for a Product in Japan, such payment to be in exchange for clinical data prepared by Geron in connection with the attainment of such marketing approval.

                                   ARTICLE IV
                                ENTIRE AGREEMENT

Except as otherwise set forth herein, all other terms and conditions of the KH Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties, having read and understood the foregoing, acknowledge their legally binding acceptance of this Amendment No. 3 by the signatures of their respective authorized representatives below.

FOR GERON CORPORATION                       FOR KYOWA HAKKO KOGYO CO., LTD.


/s/ David L. Greenwood                      /s/ Fumio Suzuki
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David L. Greenwood
Chief Financial Officer and Senior          Name   Fumio Suzuki
Vice President, Corporate Development              -----------------------------
                                            Title  Executive Officer, Discovery
                                                   Research
                                                   -----------------------------

12 January 2000                             2 February 2000
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Date                                        Date



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